ASSIGNMENT AGREEMENT

      This Assignment Agreement is made and entered into as of May 24, 2005, by and between iPoint-Media Ltd., an Israeli corporation ("iPoint-Israel"), iPoint U.S.A. Corp ("iPoint-USA") and Cornell Capital Partners, LP ("Cornell").

                                    RECITALS

      WHEREAS, iPoint-Israel and Cornell entered into an Investment Agreement, Registration Rights Agreement and Escrow Agreement dated October 12, 2004, an Amendment to the Registration Rights Agreement dated May 24, 2005 and a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement dated October 12, 2004 (collectively referred to as the "Transaction Documents");

      WHEREAS, the shareholders of iPoint-Israel entered into a Share Exchange Agreement whereby the shareholders of iPoint-Israel transferred all of the securities of iPoint-Israel for shares of common stock of iPoint-USA resulting in iPoint-Israel becoming a wholly-owned subsidiary of iPoint-USA;

      WHEREAS, iPoint-USA intends to file a registration statement with the Securities and Exchange Commission and file an application to be traded on the Over-The-Counter Bulletin Board; and

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. The assignment of the Transaction Documents is made as of the first date set forth above, by iPoint-Israel, as assignor, to iPoint-USA, as assignee. Cornell hereby waives any restrictions against such assignment set forth in the Transaction Documents and consents to such assignment.

2. Required Actions. All actions and proceedings necessary to be taken by or on the part of each party in connection with the transactions contemplated by this Agreement have been duly and validly taken, and this Agreement and each other agreement, document and instrument to be executed and delivered by or on behalf of each party pursuant to, or as contemplated by, this Agreement has been duly and validly authorized, executed and delivered by the applicable party and no other action on the part of each party or its representatives is required in connection therewith. Each party has full right, authority, power and capacity to execute and deliver this Agreement and each other document and to carry out the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each party, enforceable in accordance with its respective terms.

3. Assignability; Binding Effect. This Agreement shall not be assignable by any party except with the written consent of all other parties to this Agreement. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

4.  Headings.  The subject  headings  used in this  Agreement  are  included for
purposes  of  convenience   only  and  shall  not  affect  the  construction  or
interpretation of any of its provisions.

5. Governing Law. This Agreement and the transactions contemplated hereby shall be governed and construed by and enforced in accordance with the laws of the State of New Jersey, without regard to conflict of laws principles.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

7. Except as set forth hereinabove, all other terms and provisions of the Transaction Documents shall remain in full force and effect.

      IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year set above set forth.


                                              IPOINT MEDIA LTD.

                                              By: /s/Muki Geller
                                                 ----------------------------
                                              Name:      Muki Geller
                                                   --------------------------
                                              Title:     CEO
                                                    -------------------------

                                              IPOINT U.S.A. CORP.

                                              By: /s/Muki Geller
                                                 ----------------------------
                                              Name:      Muki Geller
                                                   --------------------------
                                              Title:     CEO
                                                    -------------------------

                                              CORNELL CAPITAL PARTNERS, LP

                                              BY:     YORKVILLE ADVISORS, LLC
                                              ITS:    GENERAL PARTNER

                                              By: /s/Mark Angelo
                                                 ----------------------------
                                              Name:   Mark Angelo
                                                   --------------------------
                                              Title:  Portfolio Manager
                                                    -------------------------